Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GAN Limited

Irvine, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2020, except for Note 22(b), which is December 7, 2020, relating to the consolidated financial statements of GAN Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

December 14, 2020